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                                                                     Exhibit 5.1





                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                             New York, NY 10019-6099
                           (212) 728-8000 (Telephone)
                           (212) 728-8111 (Facsimile)







April 18, 2002




Medical Staffing Network Holdings, Inc.
901 Yamato Road, Suite 110
Boca Raton, FL  33431

Ladies and Gentlemen:

We have acted as counsel to Medical Staffing Network Holdings, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), in connection with the preparation of a Registration Statement on Form S-1 (the "Rule 462(b) Registration Statement") filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), relating to the offer and sale by the Company of shares (the "Company Shares") of common stock of the Company, par value $.01 per share in connection with the Registration Statement on Form S-1 (Registration No. 333-82438), as amended (the "Original Registration Statement").

We have examined copies of the proposed form of the Amended and Restated Certificate of Incorporation (the "Amended Certificate") and Bylaws of the Company, the Rule 462(b) Registration Statement, the Original Registration Statement, resolutions adopted by the Company's Board of Directors, and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials.

Based on the foregoing, we are of the opinion that:

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Medical Staffing Network Holdings, Inc.
April 18, 2002
Page 2


1. The Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware.

2. The Company Shares, when duly issued, sold and paid for in accordance with the terms of the prospectus included as part of the Original Registration Statement, will be validly issued, fully paid and non-assessable.

This opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Rule 462(b) Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,


/s/ Willkie Farr & Gallagher